UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 29, 2011

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9446 Dunloggin Road, Ellicot City, MD		21042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 742-2134

33 Turnberry Drive, Wilmslow, Cheshire K92QW
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 29, 2011, Leslie Clitheroe resigned from his positions as President and Treasurer of American Strategic Minerals Corporation (the “Company”) and Christopher Clitheroe resigned from his position as Secretary. On December 29, 2011, Andrew Uribe was appointed as the Company's Chief Executive Officer, Chief Financial Officer and Secretary. Additionally, on December 29, 2011, Mr. Uribe was appointed to the Company's Board of Directors. Immediately upon Mr. Uribe's appointment to the Board of Directors, Leslie Clitheroe and Christopher Clitheroe resigned from their positions as directors of the Company. Neither Leslie Clitheroe nor Christopher Clitheroe resigned due to any disagreement with the Company or its management regarding any matter related to the Company's operations, policies or practices.

Andrew Uribe has served as the President of the Calima Group LLC since September 1999. Mr. Uribe served as president and director of Emy’s Salsa AJI Distribution Company, Inc. from July 2006 to December 2008. Mr. Uribe served as the sole officer and director of Southridge Technology Group, Inc. (OTCBB:SOUT) from April 13, 2007 through July 13, 2007. Southridge Technology Group, Inc. provides customized computing and communications services and solutions for small to medium-sized businesses. Mr. Uribe is a Spanish language interpreter for FIRN. Since 2003, Mr. Uribe has been an adjunct instructor in clinical forensics at Anne Arundel Community College. From March 2000 until December 2004, Mr. Uribe was a chemist for the U.S. Department of Defense. Mr. Uribe has in the past been involved in the development and marketing of point-of-care testing for HIV antibodies for use in underdeveloped countries as a screening tool for early diagnosis.

Mr. Uribe has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Uribe and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Uribe has, or will have, a direct or indirect material interest.

On December 29, 2011 the Company entered into an indemnification agreement with Mr. Uribe that provides, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided however, that Mr. Uribe shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  This summary of the indemnification agreement is not complete, and is qualified in its entirety by reference to the full text of the agreement that is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 5, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/ Andrew Uribe
Name: Andrew Uribe
Title: Chief Executive Officer and Chief Financial Officer